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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated October 7, 1997 on the financial statements of CAREER EDUCATION CORPORATION AND SUBSIDIARIES included herein and to all references to our Firm included in this registration statement.



                                        Arthur Andersen LLP


Chicago, Illinois
October 30, 1997